Exhibit 99.1

Luna Innovations Reports Record Fourth-Quarter
and Full-Year 2019 Results
Company provides 2020 outlook

Highlights

•	Total revenues of $19.5 million for the three months ended December 31, 2019, up 44% compared to the three months ended December 31, 2018

•	Products and licensing revenues of $13.0 million for the three months ended December 31, 2019, up 63% compared to the three months ended December 31, 2018

•
Net income from continuing operations of $2.1 million, or $0.07 per fully diluted share, for the three months ended December 31, 2019, compared to $(0.1) million, or $0.00 per fully diluted share, for the prior-year period

•	Adjusted EBITDA improved to $3.2 million for the three months ended December 31, 2019, compared to $1.6 million for the three months ended December 31, 2018

•	Fiscal 2019 total revenues of $70.5 million; Adjusted EBITDA more than triples vs. prior year

(ROANOKE, VA, March 5, 2020) - Luna Innovations Incorporated (NASDAQ: LUNA), a global leader in advanced optical technology, today announced its financial results for the three months and full fiscal year ended December 31, 2019.

“2019 marked an exceptional year for Luna, from both a financial and an operational perspective, and was our ninth consecutive quarter, and our second full fiscal year, of significant top- and bottom-line growth,” said Scott Graeff, President and Chief Executive Officer of Luna. “During the year, we achieved record revenue and income from continuing operations while streamlining our balance sheet through a conversion of preferred shares. We completed a $2 million stock repurchase program and realigned the organization for future growth, including the appointment of Gene Nestro as CFO."

" As I reflect on these significant operational and financial achievements, I am particularly struck by the efficient and rapid integration of our two recent acquisitions, Micron Optics ("MOI") and General Photonics ("GP"), and the immediate accretion they had. I continue to be inspired by the focus and hard work of the Luna team, all of whom provided our customers the products and services to fit their unique needs. Our customers recognize and appreciate our performance, as reflected by our strong 2019 results. We look forward to an even stronger 2020.”

Fourth-Quarter Fiscal 2019 Financial Summary
Financial results for the three months ended December 31, 2019 continue the strong momentum from throughout the fiscal year. These results include a full quarter of the business of GP, acquired in March 2019; fourth quarter 2018 did not include GP.

Highlights of the financial results for the three months ended December 31, 2019 are:

	Three Months Ended December 31,
(in thousands of U.S. Dollars, except per share data)	2019	2018	Change
Revenues:
Products and licensing	$13,032	$7,990	63%
Technology development	6,448	5,549	16%
Total revenues	19,480	13,539	44%

Gross profit	10,388	6,572	58%
Gross margin	53.3%	48.5%

Operating expense	8,671	6,149	41%
Operating income	1,717	423	306%

Other income/(expense) and income taxes	429	(546)

Net income/(loss) from continuing operations	$2,146	$(123)	1,845%
Diluted weighted average shares outstanding (in thousands)	32,212	28,067

Net income per share from continuing operations (diluted)	$0.07	N/A

Adjusted EBITDA	$3,237	$1,552	109%
A reconciliation of Adjusted EBITDA to net income can be found in the schedules included in this release.

Products and licensing revenue for the three months ended December 31, 2019 increased compared to the prior year period due to the inclusion of the incremental revenues associated with the acquired operations of GP, as well as increased revenues associated with Luna’s communications test and fiber optic sensing products. Technology development revenues increased for the three months ended December 31, 2019, compared to the prior-year period due to growth in various government research programs. The increase in operating expenses was due to the addition of GP's operating expenses, as well as continued incremental investment in sales and engineering to support Luna's growth. Pre-tax income from continuing operations increased to $1.8 million for the three months ended December 31, 2019, compared to $0.6 million for the prior year fiscal quarter.

Net income from continuing operations was $2.1 million, or $0.07 per fully diluted share, for the three months ended December 31, 2019, compared to a loss of $0.1 million, or $0.00 per fully diluted share, for the prior-year period. The income tax benefit for the quarter and year ended December 31, 2019 includes income tax benefits of $1.1 million and $3.3 million, respectively, due to the release of valuation allowances on net operating loss carryforwards. The increase in net income from continuing operations was driven by Luna's increased revenue and strong operating results.

Adjusted EBITDA was $3.2 million for the three months ended December 31, 2019, compared to $1.6 million for the three months ended December 31, 2018. The growth was driven by revenue growth from both Luna’s legacy business and the MOI and GP acquisitions, as well as prudent expense management.

Full-Year Fiscal 2019 Financial Summary
Highlights of the financial results for the twelve months ended December 31, 2019 are:

	Full Year Ended December 31,
(in thousands of U.S. Dollars, except per share data)	2019	2018	Change
Revenues:
Products and licensing	$44,491	$21,950	103%
Technology development	26,025	20,968	24%
Total revenues	70,516	42,918	64%

Gross profit	35,182	19,438	81%
Gross margin	49.9%	45.3%

Operating expense	31,867	18,560	72%
Operating income	3,315	878

Other income and income taxes	2,028	360

Net income from continuing operations	$5,343	$1,238	332%

Diluted weighted average shares outstanding (in thousands)	31,841	32,452

Net income per share from continuing operations (diluted)	$0.17	$0.04	325%

Adjusted EBITDA	$9,473	$3,148	201%

A reconciliation of Adjusted EBITDA to net income can be found in the schedules included in this release. Note that revenue and expenses related to Luna's Optoelectronics business, as well as the gain recognized on the sale of that business in July 2018, were classified as discontinued operations in Luna's results of operations beginning in its quarter ended September 30, 2018. Accordingly, net income for fiscal 2018 includes income from discontinued

operations. Income from discontinued operations totaled $1.1 million in the fourth-quarter fiscal 2018 and $9.8 million for fiscal 2018. As a reminder, the fourth-quarter fiscal 2019 was the last quarter in which discontinued operations comparisons related to Luna’s optoelectronic business and the gain related to the sale of that business were relevant.

2020 Full-Year Outlook:
For fiscal year 2020, Luna expects:

•	Total revenues in the range of $81 million to $84 million for full fiscal 2020; and

•	Adjusted EBITDA in the range of $10 million to $12 million for full fiscal 2020.

Luna is not providing an outlook for net income, which is the most directly comparable generally accepted accounting principles ("GAAP") measure to Adjusted EBITDA, because changes in the items that Luna excludes from net income to calculate Adjusted EBITDA, such as share-based compensation, tax expense, and significant non-recurring charges, among other things, can be dependent on future events that are less capable of being controlled or reliably predicted by management and are not part of Luna's routine operating activities.

The outlook above does not include any future acquisitions, divestitures, or unanticipated events.

Non-GAAP Financial Measures
In evaluating the operating performance of its business, Luna’s management considers Adjusted EBITDA, which excludes certain charges and credits that are required by GAAP. Adjusted EBITDA provides useful information to both management and investors by excluding the effect of certain non-cash expenses and items that Luna believes may not be indicative of its operating performance, because either they are unusual and Luna does not expect them to recur in the ordinary course of its business, or they are unrelated to the ongoing operation of the business in the ordinary course. Adjusted EBITDA should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. Adjusted EBITDA has been reconciled to the nearest GAAP measure in the table following the financial statements attached to this press release.

Conference Call Information
As previously announced, Luna will conduct an investor conference call at 5:00 pm (ET) today to discuss its financial results for the three months and full year ended December 31, 2019. The investor conference call will be available via live webcast on the Luna website at www.lunainc.com under the tab “Investor Relations.” To participate by telephone, the domestic dial-in number is 844.578.9643 and the international dial-in number is 270.823.1522. The participant access code is 6020329. Investors are advised to dial in at least five minutes prior to the call to register. The webcast will be archived on the company’s website under “Webcasts and Presentations” for 30 days following the conference call.

About Luna
Luna Innovations Incorporated (www.lunainc.com) is a leader in optical technology, providing unique capabilities in high-performance, fiber optic-based, test products for the telecommunications industry and distributed fiber optic-based sensing for the aerospace and automotive industries. Luna is organized into two business segments, which work closely together to turn ideas into products: a Technology Development segment and a Products and Licensing segment. Luna’s business model is designed to accelerate the process of bringing new and innovative technologies to market.

Forward-Looking Statements
The statements in this release that are not historical facts constitute “forward-looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include Luna's expectations regarding its projected 2020 financial results and outlook and growth potential. Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements of Luna may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation, failure of demand for Luna's products and services to meet expectations, failure of target market to grow and expand, technological and strategic challenges and those risks and uncertainties set forth in Luna’s Form 10-Q for the quarter ended September 30, 2019, and Luna's other periodic reports and filings with the Securities and Exchange Commission ("SEC"). Such filings are available on the SEC’s website at www.sec.gov and on Luna’s website at www.lunainc.com. The statements made in this release are based on information available to Luna as of the date of this release and Luna undertakes no obligation to update any of the forward-looking statements after the date of this release

Investor Contacts:
Jane Bomba                        Sally J. Curley
Luna Innovations Incorporated                Luna Innovations Incorporated
Phone: 303-829-1211                    614-530-3002
Email: IR@lunainc.com                    IR@lunainc.com

Luna Innovations Incorporated
Consolidated Statements of Operations
 (in thousands of U.S. Dollars, except per share data)

	Three months ended December 31,		Year ended December 31,
	2019	2018	2019	2018

Revenues:
Products and licensing revenues	$13,032	$7,990	$44,491	$21,950
Technology development revenues	6,448	5,548	26,025	20,967
Total revenues	19,480	13,538	70,516	42,917
Cost of revenues:
Products and licensing costs	4,317	2,698	16,684	8,079
Technology development costs	4,775	4,268	18,650	15,400
Total cost of revenues	9,092	6,966	35,334	23,479
Gross profit	10,388	6,572	35,182	19,438
Operating expense:
Selling, general and administrative	6,415	4,896	24,371	14,794
Research, development and engineering	2,255	1,253	7,496	3,766
Total operating expense	8,670	6,149	31,867	18,560
Operating income	1,718	423	3,315	878
Other expense:
Other expense, net	(1)	(1)	(5)	(17)
Investment income	69	199	394	549
Interest expense, net	(1)	(21)	(16)	(124)
Total other income	67	177	373	408
Income from continuing operations before income taxes	1,785	600	3,688	1,286
Income tax benefit/(expense)	361	(722)	1,655	(48)
Income/(loss) from continuing operations	2,146	(122)	5,343	1,238
Income from discontinued operations, net of income taxes	—	1,062	—	9,766
Net income	2,146	940	5,343	11,004
Preferred stock dividend	—	67	286	257
Net income attributable to common stockholders	$2,146	$873	$5,057	$10,747
Net income per share from continuing operations:
Basic	$0.07	$—	$0.19	$0.04
Diluted	$0.07	$—	$0.17	$0.04
Net income per share from discontinued operations:
Basic	$—	$0.04	$—	$0.35
Diluted	$—	$0.04	$—	$0.30
Net income per share attributable to common stockholders:
Basic	$0.07	$0.03	$0.18	$0.39
Diluted	$0.07	$0.03	$0.16	$0.33
Weighted average shares (in thousands):
Basic	30,159	28,067	28,689	27,596
Diluted	32,212	28,067	31,841	32,452

Luna Innovations Incorporated
Consolidated Balance Sheets
(in thousands of U.S Dollars)

	December 31, 2019	December 31, 2018

Assets
Current assets:
Cash and cash equivalents	$25,006	$42,460
Accounts receivable, net	16,269	13,037
Receivable from sale of HSOR business	2,501	2,500
Contract assets	2,759	2,422
Inventory, net	10,294	6,874
Prepaid expenses	1,287	935
Total current assets	58,116	68,228
Property and equipment, net	3,466	3,628
Intangible assets, net	10,194	3,302
Goodwill	10,542	101
Long term contract assets	449	337
Other assets	3,757	2
Total assets	86,524	75,598
Liabilities and stockholders’ equity
Current liabilities:
Current portion of long term debt obligation	$—	$619
Current portion of capital lease obligation	—	41
Accounts payable	2,787	2,396
Accrued liabilities	10,369	6,597
Contract liabilities	3,888	2,486
Total current liabilities	17,044	12,139
Long-term deferred rent	—	1,036
Other long-term liabilities	2,011	—
Long-term capital lease obligation	—	69
Total liabilities	19,055	13,244
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.001, 1,321,514 shares authorized, 0 and 1,321,514 shares issued and outstanding at December 31, 2019 and 2018, respectively	—	1
Common stock, par value $0.001, 100,000,000 shares authorized, 31,788,896 and 29,209,506 shares issued, 30,149,105 and 27,956,401 shares outstanding at December 31, 2019 and 2018, respectively	32	30
Treasury stock at cost, 1,639,791 and 1,253,105 shares at December 31, 2019 and 2018, respectively	(4,337)	(2,117)
Additional paid-in capital	88,022	85,745
Accumulated deficit	(16,248)	(21,305)
Total stockholders’ equity	67,469	62,354
Total liabilities and stockholders’ equity	$86,524	$75,598

Luna Innovations Incorporated
Consolidated Statements of Cash Flows
 (in thousands of U.S. Dollars)

	Year ended December 31,
	2019	2018

Cash flows provided by/(used in) operating activities:
Net income	$5,343	$11,004
Adjustments to reconcile net income to net cash provided by/(used in) operating activities:
Depreciation and amortization	2,503	1,219
Stock-based compensation	1,544	628
Gain on disposal of fixed assets	—	(1)
Gain on sale of discontinued operations, net of income taxes	—	(8,596)
Tax benefit from release of valuation allowance	(3,349)	—
Bad debt	538	6
Changes in operating assets and liabilities:
Accounts receivable	(2,249)	(6,240)
Contract assets	(449)	(762)
Inventory	(723)	(968)
Other assets	(242)	1,850
Other long-term assets	45	—
Accounts payable and accrued expenses	592	(462)
Contract liabilities	1,245	(986)
Net cash provided by/(used in) operating activities	4,798	(3,308)
Cash flows (used in)/provided by investing activities:
Acquisition of property and equipment	(541)	(387)
Proceeds from sale of property and equipment	—	1
Intangible property costs	(270)	(375)
Acquisition of General Photonics Corporation	(19,004)	—
Acquisition of Micron Optics	—	(5,002)
Proceeds from sale of discontinued operations, net	—	15,800
Net cash (used in)/provided by investing activities	(19,815)	10,037
Cash flows used in financing activities:
Payments on debt obligations	(625)	(1,833)
Payments on finance lease obligation	(40)	(47)
Purchase of treasury stock	(2,220)	(467)
Proceeds from the exercise of options	448	1,097
Net cash used in financing activities	(2,437)	(1,250)
Net change in cash and cash equivalents	(17,454)	5,478
Cash and cash equivalents—beginning of period	42,460	36,982
Cash and cash equivalents—end of period	$25,006	$42,460

Luna Innovations Incorporated
Reconciliation of Net Income to EBITDA and Adjusted EBITDA
 (in thousands of U.S. Dollars)

	Three months ended December 31,		Year ended December 31,
	2019	2018	2019	2018

Net income	$2,146	$940	$5,343	$11,004
Less income from discontinued operations, net of income taxes	—	1,062	—	9,766
Net income/(loss) from continuing operations	2,146	(122)	5,343	1,238
Income tax (benefit)/expense	(361)	722	(1,654)	48
Income from continuing operations before income taxes	1,785	600	3,689	1,286
Investment income	(69)	(199)	(394)	(550)
Interest expense	1	21	16	124
Depreciation and amortization	668	197	2,503	909
EBITDA	2,385	619	5,814	1,769
Share-based compensation	404	182	1,544	628
Non-recurring charges	448	751	2,115	751
Adjusted EBITDA	$3,237	$1,552	$9,473	$3,148

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